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Selectis Health Schedules Third Quarter Earnings Call for Tuesday, November 16, 2021

Greenwood Village, Colorado, November 12, 2021 – Selectis Health, Inc. (OTC: GBCS) (“Selectis” or the “Company”), announced today that it expects to issue its third quarter 2021 financial results on November 16, 2021.

Conference Call

Selectis invites current and prospective investors to join the shareholder call on November 16, 2021, at 4:15 PM EST (1:15 PM PST), during which Selectis’ management will discuss the Company’s third quarter 2021 performance.

The number to call for the interactive teleconference is (877)-705-6003 and the confirmation number is 13725159. A telephonic replay of the call will be available after 7:15 PM EST on the same day through Tuesday, November 30, 2021, by dialing (844)-512-2921 and entering the confirmation number 13725159.

About Selectis Health

Selectis Health owns and/or operates health care facilities in Arkansas, Georgia, Ohio, and Oklahoma providing a wide array of living services, speech, occupational, physical therapies, social services, and other rehabilitation and healthcare services.

For Further Information Contact:

Brandon Thall

investors@selectis.com